Exhibit 16.2

GHP Horwath, P.C. Member Crowe Horwath International 1801 California, Suite 2200 Denver, CO 80202 +1.303.831.5000 Tel +1.303.831.5001 Fax www.croweghphorwath.com

January 6, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: Zynex, Inc.

We have read the statements made by Zynex, Inc. in Item 4.01 in this Form 8-K regarding the change in auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in Item 4.01 of this Form 8-K.

Sincerely,

/s/ GHP Horwath, P.C.